EXHIBIT 3.2

INNOVATION1 BIOTECH INC.

a Nevada Corporation

SECOND AMENDED AND RESTATED BYLAWS

As Adopted November 18, 2022

- 1 -

INNOVATION1 BIOTECH INC.

(the “Corporation”)

SECOND AMENDED & RESTATED BYLAWS

These Second Amended and Restated Bylaws have been approved by the Board of Directors of the Corporation and amend and restate the Amended and Restated Bylaws of the Corporation adopted on April 13, 2015 and ratified November 18, 2022.

Article 1

OFFICES

1.1 Offices

The Corporation may have offices at such places, both within and without the State of Nevada, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require.

Article 2

STOCKHOLDERS

2.1 Annual Meeting

The annual meeting of stockholders shall be held each year at the place, date and time determined by the Board of Directors or the President of the Corporation (the “President”). The purposes for which the annual meeting is to be held, in addition to those prescribed by the Nevada Revised Statutes (the “NRS”), by the Certificate of Incorporation (as may be amended or restated from time to time, the “Certificate of Incorporation”) or by these Bylaws, may be specified by the Board of Directors or the President.

2.2 Special Meetings

Special meetings of stockholders for any purpose or purposes may be called at any time by the President, the Chief Executive Officer of the Corporation (the “Chief Executive Officer”), the holders of shares of the Corporation that are entitled to cast not less than a majority in interest of the total number of votes entitled to be cast by all stockholders at such meeting, or by a majority of the Board of Directors, which shall mean the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships. Special meetings may not be called by any other person or persons. If a special meeting of stockholders is called by any person or persons other than by a majority of the members of the Board of Directors, then such person or persons shall request such meeting by delivering a written request to call such meeting to each member of the Board of Directors, and the Board of Directors shall then determine the time and date of such special meeting, which shall be held not more than one hundred twenty (120) days nor less than thirty-five (35) days after the written request to call such special meeting was delivered to each member of the Board of Directors. The special meeting may be held either at a place, within or without the State of Nevada, or by means of remote communication as the Board in its sole discretion may determine.

- 2 -

2.3 Place of Meeting.

Meetings of stockholders may be held at such place, either within or without the State of Nevada, as may be determined by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication. The Board of Directors may also, in its sole discretion, determine that stockholders and proxy holders may attend and participate by means of remote communication in a stockholder meeting held at a designated place. As to any meeting where attendance and participation by remote communication is authorized by the Board of Directors in its sole discretion (including any meeting held solely by remote communication), and subject to such guidelines and procedures as the Board of Directors may adopt for any meeting, stockholders and proxy holders not physically present at such meeting shall be entitled to: (i) participate in such meeting, and (ii) be deemed present in person and vote at such meeting whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.4 Notice of Meetings

Except as otherwise provided by the NRS or the Certificate of Incorporation, notice given in writing or by electronic transmission of each meeting of stockholders shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, such notice to specify the place, if any, date and hour and purpose or purposes of the meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission (in a manner consistent with the NRS), and such notice shall be deemed to be given at the time, if delivered by electronic mail when directed to an electronic mail address at which the stockholder has consented to receive notice, and if delivered by any other form of electronic transmission, when directed to the stockholder. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing signed by the person entitled to notice thereof or by electronic transmission made by the person entitled to notice, either before or after such meeting. Notice of any meeting will be waived by any stockholder by his attendance thereat in person, by remote communication, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

- 3 -

2.5 Quorum

The holders of a majority of the voting power of all shares of capital stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum. Any meeting may be adjourned from time to time by the holders of a majority of the votes properly cast upon the question, whether or not a quorum is present. The stockholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to reduce the voting shares below a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

2.6 Voting and Proxies

Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation unless otherwise provided by the NRS or by the Certificate of Incorporation. Stockholders may vote either in person or by written proxy or by written proxy their consent or dissent to a corporate action taken without a meeting, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period or is irrevocable and coupled with an interest. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation (the “Secretary”) a revocation of the proxy or a new proxy bearing a later date.

Shareholder behavior that demonstrates a lack of due care for the proper functioning of regulatory agencies, including but not limited to the SEC, FINRA, NASD or courts of competent jurisdiction, willfully fails to comply with administrative, tax or judicial orders or whose shares are impounded, arrested, seized or become subject to any action that would cause the ownership and title of the shares to be clouded, shall be prevented from voting the subject shares at any meeting unless and until the court or administrative agency issuing the order approves, in writing, the shareholder’s authority to vote. It shall be in the sole discretion of the Secretary of the meeting to determine if shares subject to this section shall constitute a quorum.

2.7 Action at a Meeting

When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the voting power of the shares of capital stock voting on such matter except where a larger vote is required by the NRS, by the Certificate of Incorporation or by these Bylaws. Any election of Directors by stockholders shall be determined by a plurality of the votes cast, except where a larger vote or different vote is required by the NRS, by the Certificate of Incorporation or by these Bylaws. The Corporation shall not directly or indirectly vote any share of its own stock or stock held in treasury unless permitted by the NRS; provided, however, that the Corporation may vote shares which it holds in a fiduciary or other capacity to the extent permitted by the NRS.

- 4 -

2.8 Action without a Meeting

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted by the NRS to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote (a) if a consent or consents thereto in writing setting forth the action so taken shall be signed by the holders of all of the outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office, by hand or by first class mail, postage prepaid, or certified mail, return receipt requested (or other form of notice permitted by these Bylaws) or to the Corporation’s principal place of business or to the officer of the Corporation having custody of the minute books, or (b) by electronic transmission setting forth the action so taken made by the holders of all of the outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Every written consent or electronic transmission shall bear the date of signature or proper identity of the stockholder, respectively, and no written consent or electronic transmission shall be effective unless, within sixty (60) days of the earliest dated consent or electronic transmission delivered pursuant to these Bylaws, written consents signed, or electronic transmissions made, by a sufficient number of stockholders entitled to take action are delivered to the Corporation in the manner set forth in these Bylaws. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent or electronic transmission shall be given to those stockholders who have not consented in writing.

2.9 Stockholder Lists

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of record of each stockholder and the number of shares registered in the name of each stockholder; provided that such list shall not be required to contain the electronic mail address or other electronic contact information of any stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of electronic communication or if attendance at and participation in the meeting is permitted by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably acceptable electronic network, and the information required to access such list shall be provided with the notice of the meeting.

- 5 -

2.10 Conduct of Meetings

The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of stockholders, the Chief Executive Officer or the President, or in his or her absence or inability to act, the person whom the Chief Executive Officer or President shall appoint, shall act as chairman of, and preside at, the meeting. The Secretary (or any assistant Secretary (each an “Assistant Secretary”)) of the Corporation or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint as secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participant

Article 3

DIRECTORS

3.1 Powers

The business of the Corporation shall be managed by or under the direction of a Board of Directors who may exercise all the powers of the Corporation except as otherwise provided by the NRS, by the Certificate of Incorporation, or by these Bylaws. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by the NRS, may exercise the powers of the full Board of Directors until the vacancy is filled.

3.2 Election and Qualification

Unless otherwise provided in the Certificate of Incorporation or in these Bylaws, the number of directors which shall constitute the whole Board of Directors shall be determined by vote of the stockholders at the annual meeting. Directors need not be stockholders of the Corporation.

3.3 Vacancies: Reduction of Board of Directors

Unless as otherwise provided in the Certificate of Incorporation or unless otherwise determined by vote of the stockholders of the Corporation, a majority of the Board of Directors then in office, although less than a quorum, or a sole remaining director, may fill vacancies in the Board of Directors occurring for any reason and newly-created directorships resulting from any increase in the authorized number of directors. The Board of Directors may increase the number of directors at any time and appoint persons to fill any newly-created directorships. Unless otherwise provided in the Certificate of Incorporation, in lieu of filling any such vacancy, the stockholders may reduce the number of directors on the Board of Directors by action at any meeting of stockholders or by written consent in lieu if such meeting.

- 6 -

3.4 Enlargement of the Board of Directors

The Board of Directors may be enlarged by the stockholders at any meeting or by vote of a majority of the Board of Directors then in office.

3.5 Tenure

Except as otherwise provided by the NRS, by the Certificate of Incorporation or by these Bylaws, members of the Board of Directors shall hold office for a period of two years or until their successors are duly elected and qualified or until their earlier resignation or removal. Any director may resign by delivering his written resignation to the Corporation by any means of notice provided in these Bylaws or the Certificate of Incorporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

3.6 Removal

To the extent permitted by the NRS, a director on the Board of Directors may be removed from office with or without cause by vote of the holders of a majority of the shares of stock entitled to vote in the election of such director. A director on the Board of Directors may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

3.7 Meetings

Regular meetings of the Board of Directors may be held at such time, date and place (if any) as the Board of Directors may from time to time determine, but no less often than quarterly, at the headquarters of the Corporation (unless the Board of Directors shall select another location) or by remote communication means (including telephone and video conferencing). Special meetings of the Board of Directors may be called, orally or in writing, by the Chief Executive Officer, the President or by any director on the Board of Directors (or the sole director, as applicable), designating the time, date and place (if any) thereof on two (2) business days prior notice. Directors may participate in meetings of the Board of Directors by remote communication means that permits all members of the Board of Directors participating in the meeting to concurrently hear each other, and participation in a meeting in accordance therewith shall constitute presence in person at such meeting.

3.8 Notice of Meetings

Notice of the time, date and place (if any) of all special meetings of the Board of Directors shall be given to each member of the Board of Directors by the President, the Chief Executive Officer, the Secretary, or any Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the members of the Board of Directors calling the meeting. Notice shall be given to each member of the Board of Directors in person or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph, facsimile transmission or PDF (portable document format), or by electronic mail or other electronic means, during normal business hours, at least two (2) business days in advance of the meeting. Notice need not be given to any member of the Board of Directors if a written waiver, email shall be deemed sufficient, of notice is executed by him or her before or after the meeting, or if communication with such director is unlawful, and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

- 7 -

3.9 Quorum

At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum.

3.10 Action at Meeting

At any meeting of the Board of Directors at which a quorum is present, a majority of the directors present may take any action on behalf of the Board of Directors, unless otherwise provided by the NRS, by the Certificate of Incorporation or by these Bylaws.

3.11 Action without a Meeting

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or committee thereof may be taken without a meeting if all members of the Board of Directors or committee thereof consent thereto in writing or by electronic transmission, and such writings or electronic transmissions are filed with the records of the meetings of the Board of Directors or committee thereof. Such filing may be in paper form if the minutes are maintained in paper form and may be in electronic form if the minutes are maintained in electronic form. The consents (and transmission thereof) shall be valid whether executed and delivered via electronic or facsimile transmission, PDF, hand delivery, or other means. Such consent shall be treated as a valid and proper vote of the Board of Directors or committee thereof for all purposes.

3.12 Committees

The Board of Directors, by vote of a majority of the directors then in office, may establish one or more committees, each committee to consist of one or more members of the Board of Directors, and may delegate thereto some or all of its powers except those which by the NRS, by the Certificate of Incorporation, or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but in the absence of such rules, its business shall be conducted, so far as possible, in the same manner as is provided in these Bylaws for the Board of Directors. All members of such committees shall hold their committee offices at the pleasure of the Board of Directors, and the Board of Directors may abolish any committee at any time. Each such committee shall report its action to the Board of Directors who shall have power to rescind any action of any committee, other than the compensation committee, without retroactive effect.

- 8 -

3.13 Protection of Confidential Information; Recusal for Conflicts of Interest

Each member of the Board of Directors acknowledges that as part of his or her service to the Corporation and the exercise of his or her fiduciary duties on behalf of the Corporation, such director may receive from the Corporation confidential information of the Corporation (including, without limitation, of its customers, strategic partners, joint venture partners, vendors and suppliers). This confidential information includes, without limitation, nonpublic financial information, business and market strategy reports and presentations, pricing information, development activities and new projects, material contracts, plans and strategies (including reports and presentations to the Board of Directors), invention disclosures, patentable and unpatentable inventions, technical specifications and information and other data, unpublished patent or invention disclosures, blueprints, marketing reports, technical specifications and data, and information on competitors of the Corporation and/or its strategic partners (whether in hard copy or electronic media). No member of the Board of Director shall use or disclose such confidential information for any purpose other than to promote and serve the best interests of the Corporation and its stockholders. The executive officers of the Corporation and the Board of Directors may limit or restrict the information to be provided to any member of the Board of Director in order to protect sensitive or competitive information. A majority of the disinterested members of the Board of Directors shall have the right to exclude any director from portions of meetings of the Board of Directors (or any committee thereof) or omit to provide such director with certain information if members of the Board of Directors believe in good faith and with the exercise of due care that such exclusion or omission is necessary (a) in order to preserve the Corporation’s attorney-client privilege, (b) in order to fulfill the Corporation’s obligations with respect to confidential or proprietary information of third parties, or to protect the confidentiality of unpatentable information or competitive business information of the Corporation (or of its customers, strategic partners, joint venture partners, vendors and suppliers), or (c) because such meeting or information would include information, analyses or discussions which could pose a potential conflict of interest for the director in question (or his or her affiliated organization or entity) and the business, operations, affairs or prospects of the Corporation.

Article 4

OFFICERS

4.1 Enumeration

The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Treasurer (the “Treasurer”), a Secretary and such other officers, including one or more Vice Presidents, assistant Treasurers (each an “Assistant Treasurer”) and Assistant Secretaries, as the Board of Directors may determine.

4.2 Election

All officers shall be elected by the Board of Director; provided, however, that the Board may empower the Chief Executive Officer to appoint any officer other than the Chairperson of the Board of Directors (the “Chairperson”), the Chief Executive Officer, the President, the Secretary or the Treasurer.

- 9 -

4.3 Qualification

No officer need be a stockholder or a member of the Board of Directors. Any two or more offices may be held by the same person.

4.4 Tenure

Except as otherwise provided by the Certificate of Incorporation or by these Bylaws, each of the officers of the Corporation shall hold his or her office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Any officer may resign by delivering his or her written resignation to the Corporation, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

4.5 Removal

The Board of Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office.

4.6 Vacancies

Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

4.7 Chairperson

The Chairperson, if one is elected, shall preside, when present, at all meetings of the stockholders and of the Board of Directors. The Chairperson shall have such other powers and perform such other duties as the Board of Directors may from time to time designate.

4.8 President and Vice Presidents

The President may also be the Chief Executive Officer or chief operating officer of the Corporation and shall have general charge of its business operations, subject to the direction of the Board of Directors. In the absence of a Chairperson, the President or the Chief Executive Officer shall preside, when present, at all meetings of stockholders and the Board of Directors. The Board of Directors shall have the authority to appoint a temporary presiding officer to serve at any meeting of the stockholders or Board of Directors if the President or the Chief Executive Officer is unable to do so for any reason.

Any Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate. In the absence of the President or in the event of his or her inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers and responsibilities of, and be subject to all the restrictions upon, the President.

- 10 -

4.9 Treasurer and Assistant Treasurers

The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide. Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.

4.10 Secretary and Assistant Secretaries

The Secretary shall record the proceedings of all meetings of the stockholders and the Board of Directors in books kept for that purpose. In his or her absence from any such meeting, an Assistant Secretary, or if he or she is absent, a temporary secretary (Secretary Pro Tempore) chosen at the meeting, shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer agent or other agent of the Corporation) and shall have such other duties and powers as may be designated from time to time by the Board of Directors or the President. Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time designate.

4.11 Other Powers and Duties

Subject to these Bylaws, each officer of the Corporation shall have in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to his or her office, and such duties and powers as may be designated from time to time by the Board of Directors, the President or the Chief Executive Officer.

Article 5

CAPITAL STOCK

5.1 Certificates of Stock

Unless the Board of Directors has provided by resolution that some or all of any class or series of stock of the Corporation shall be uncertificated shares, each stockholder shall be entitled to a certificate of stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairperson or vice-Chairperson of the Board of Directors or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Such signatures may be delivered by facsimile or electronic transmission. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of capital stock, which are subject to any restriction on transfer, and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by the NRS or regulation. The Corporation shall, at the option of the Board of Directors or as otherwise stated in the Certificate of Incorporation, be permitted to issue fractional shares.

- 11 -

5.2 Transfers

Shares of capital stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate(s) therefor, properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

5.3 Record Holders

Except as may otherwise be required by the NRS, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such capital stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws, the NRS and/or the Certificate of Incorporation. It shall be the duty of each stockholder to notify the Corporation of his or her post office address.

5.4 Record Date

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date on which it is established, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than ten (10) days after the date on which the resolution fixing the record date for stockholder consent without a meeting is established, nor more than sixty (60) days prior to any other action. In such case, only stockholders of record on such record date shall be so entitled notwithstanding any transfer of stock on the books of the Corporation after the record date.

If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held, (b) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the state of Nevada, to its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

- 12 -

5.5 Replacement of Certificates

In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe, including an indemnity of the Corporation in the event of any lost, stolen, mutilated or destroyed certificate.

Article 6

INDEMNIFICATION

6.1 Indemnification and Advancement of Directors and Officers

In addition to and not in conflict of the indemnification provisions of the Certificate of Incorporation, the Corporation shall indemnify, hold harmless, and shall advance all related expenses when and as incurred, including, but not limited, to attorney fees to the fullest extent permitted by the NRS and the Certificate of Incorporation, any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, and whether by or in the right of the Corporation, its stockholders, a third party or otherwise (any of the foregoing, a “Proceeding”), by reason of the fact that he, she or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation on the date of the adoption and ratification of these Bylaws pursuant to NRS 78.120 or is or was a director or officer of the Corporation serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or trustee of the Corporation or in any other capacity while serving as a director, officer or trustee of the Corporation, against all expense (including, but not limited to, attorneys’ fees), liability, loss, judgments, fines, excise taxes, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding, including expenses incurred in seeking such indemnification. In addition, the Corporation shall grant such indemnification and advancement to each of its directors and officers with respect to any matter in a Proceeding as to which his liability is limited pursuant to the Certificate of Incorporation of the Corporation. Such indemnification and advancement shall include prompt payment of expenses reasonably incurred by a director or officer of the Corporation in defending a Proceeding in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of the director or officer of the Corporation to repay such amounts if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under this Article 6, which undertaking shall be an unsecured general obligation of the director or officer of the Corporation and may be accepted without regard to his or her ability to make repayment.

- 13 -

6.2 Right of Indemnitee to Bring Suit

If a claim under this Article 6 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by the NRS, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to also be paid the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the NRS. Furthermore, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the NRS. Neither the failure of the Corporation (including its Board of Directors who are not parties to such action, a committee of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the NRS, nor an actual determination by the Corporation (including its Board of Directors who are not parties to such action, a committee of the Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 6 or otherwise shall be on the Corporation.

Notwithstanding anything contained to the contrary in these Bylaws, no potential indemnitee shall be entitled to advancement of expenses under these Bylaws, unless authorized by a majority of the disinterested members of the Board of Directors, in any action involving a Proceeding by the Corporation directly against the indemnitee where the Corporation is seeking damages against the indemnitee for any claim by the Corporation against the indemnitee involving a breach of fiduciary duty of the indemnitee to the Corporation, or gross negligence, bad faith, intentional or reckless misconduct, unlawful conduct or other forms of misconduct by the indemnitee.

6.3 Indemnification of Employees and Agents

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to an advancement of expenses, pursuant to the provisions of this Article 6, to any person who was or is a party or is threatened to be made a party to or is otherwise involved in any Proceeding by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

- 14 -

6.4 Nature of Indemnification Rights

The indemnification rights provided in this Article 6 shall be a contractual right and shall not be deemed exclusive of any other rights to which any person, whether or not entitled to be indemnified hereunder, may be entitled by the NRS or under any bylaw, agreement, vote of stockholders or Board of Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a member of the Board of Directors, officer, employee or agent of the Corporation and inure to the benefit of the heirs, executors and administrators of such a person. A director or officer of the Corporation, on the date these Bylaws are ratified and adopted, shall be entitled to the benefit of any amendment of the NRS which enlarges indemnification rights hereunder, but any such amendment which adversely affects indemnification rights with respect to prior activities shall not apply to him or her without his or her written consent unless otherwise required by the NRS. Each person who is or becomes a director or officer of the Corporation shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article.

6.5 Amendment

The provisions of this Article 6 may be amended as provided in this Article 6 and these Bylaws; provided, however, no amendment or repeal of such provisions which adversely affects the rights of a director or officer of the Corporation under this Article 6 with respect to his acts or omissions prior to such amendment or repeal, shall apply to him without his written consent.

Article 7

MISCELLANEOUS PROVISIONS

7.1 Fiscal Year

Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on August 31st of each year.

7.2 Seal

The Board of Directors shall have power to adopt and alter the seal of the Corporation.

- 15 -

7.3 Notices and Waivers

Whenever by the NRS or under the provisions of the Certificate of Incorporation or these Bylaws notice is required to be given to any director or stockholder of the Corporation, it will not be construed to require personal notice, but such notice may be given in writing, addressed to such director or stockholder at the address of such director or stockholder as it appears on the records of the Corporation. Notice to directors for proposed meetings of the Board of Directors may be given by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, overnight courier, first class mail (postage prepaid), telegraph, or by electronic mail or other electronic means. Notice in writing to stockholders may be delivered by mail with postage thereon prepaid, facsimile, overnight courier, first class mail (postage prepaid), telegraph, electronic mail or other electronic means, or by courier service and such notice will be deemed to be given at the time when the same is deposited in the United States mail or upon delivery, if given by courier service, or receipt if given by electronic mail or other electronic means. Notice to stockholders or directors of the Corporation (for any purpose other than a notice of a proposed meeting of the Board of Directors) may also be given by telephone, telegram, facsimile, electronic mail, electronic transmission or similar medium of communication or as otherwise may be permitted by these Bylaws or by the NRS if any other form of notice is hereafter permitted. If such notice is delivered to a Director or stockholder by electronic mail, such notice shall be deemed given when directed to the electronic mail address provided by such Director or stockholder, and if such notice is delivered by any other electronic transmission, such notice shall be deemed given when directed to such director or stockholder. Notice shall be given to each member of the Board of Directors in person or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph, facsimile transmission or PDF, or by electronic mail or other electronic means, at least two (2) business days in advance of the meeting.

Whenever any notice is required to be given by the NRS or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof, in writing, signed by the person or persons entitled to such notice, or a waiver transmitted to the Corporation by the person entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the sole and express purpose of objecting, at the time of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and such person expresses such objection at the commencement of the meeting.

7.4 Execution of Instruments

All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the Corporation in its behalf shall be signed by the President or Treasurer, or by any other officer of the Corporation designated by the Board of Directors, except as the Board of Directors may generally or in particular cases otherwise determine.

7.5 Resident Agent

The Board of Directors may appoint a resident agent in any jurisdiction upon whom legal process may be served in any action or proceeding against the Corporation.

7.6 Corporate Records

The original or attested copies of the Certificate of Incorporation, Bylaws and records of all meetings of the incorporator, stockholders and the Board of Directors and the stock and transfer records, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, shall be kept at the principal office of the Corporation, at the office of its counsel, or at an office of its transfer agent. Duplicate copies of such records may be kept by others enumerated above.

- 16 -

7.7 Certificate of Incorporation

All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

7.8 Conflict with Applicable Law or Certificate of Incorporation

These Bylaws are adopted subject to the applicable NRS and the Certificate of Incorporation in effect from time to time. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation, at the discretion of the Board of Directors.

7.9 Amendments of Bylaws

These Bylaws may be amended or repealed or additional Bylaws adopted by the stockholders or by the Board of Directors subject to NRS Section 78.120.

- 17 -

CERTIFICATION OF BYLAWS OF

INNOVATION1 BIOTECH INC.

a Nevada Corporation

I, Jamie Lynn Coulter, certify that I am Secretary of Innovation1 Biotech Inc., a Nevada corporation (the “Corporation”), that I am duly authorized to make and deliver this certification, that the attached Bylaws are a true and complete copy of the Bylaws of the Corporation in effect as of the date of this certificate.

Dated: November 18, 2022
/s/ Jamie Lynn Coulter
Jamie Lynn Coulter, Secretary

- 18 -